UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported)

August 1, 2008

CHINA YINGXIA INTERNATIONAL, INC.
 (Exact name of registrant as specified in charter)

Florida	000-30790	65-0664961
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

HARBIN YINGXIA INDUSTRIAL CO., LTD, NO.300, XIDAZHI STREET NANGANG, HARBIN HEILONGJIANG	150001
(Address of principal executive offices)	(Zip Code)

c/o American Union Securities 100 Wall Street 15th Floor New York, NY	10005
(Address of principal agent offices)	(Zip Code)

Registrant’s telephone number, including area code:                                         (212) 232-0120

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2008, China Yingxia International, Inc. elected Alice Lee Rogers to the post of independent director to the Company's Board of Directors. In addition, Ms. Rogers will be the Chairwoman of the company's audit committee. The board of directors elected Ms. Rogers. to replace the vacant position on the board caused by the resignation of Deng Lixue as a director effective June 25, 2008.

Alice Lee Rogers is a chartered public accountant and has more than 8 years of work experience in accounting, including experience with SEC audits. Ms. Rogers is the marketing director and audit manager at GPKM, LLP, since July 2007. Prior to that Ms. Rogers worked as an account manager at Kabani & Company Inc., from February 2005 to June 2007, and as a senior accountant at Koo, Chow & Company LLP from June 2000 to December 2004. Ms. Rogers graduated with a BA in Business Administration from California State University.

We entered into an independent director agreement with Ms. Rogers which sets forth her duties as an independent director and the terms of compensation. Pursuant to the terms of the agreement, the Company agreed to pay to Ms. Rogers a fee of $4,000 for each formal Board and Committee meeting in which she participates, either in person or by teleconference and an aggregate value of $20,000 per annum in the form of restricted shares of the Company’s common stock, calculated based on the average closing price per share for the five (5) trading days preceding and including January 1 of such year.

Item 9.01 Financial Statements and Exhibits.

(b) Exhibits

Exhibit No.	Exhibits

10.1	Independent Director Agreement dated August 1, 2008 between China Yingxia International, Inc., a Florida corporation, and Alice Lee Rogers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YINGXIA INTERNATIONAL, INC.

Date: August 5, 2008	By:	/s/ Ren Hu
Ren Hu
Chief Financial Officer

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